Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1of our report dated December 16, 2008 with respect to the audited financial statements of Bearing Mineral Corporation for the year ended October 31, 2008.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MALONE & BAILEY, PC
Malone & Bailey, PC
www.malone bailey.com
Houston, Texas

December 19, 2008